UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2006

MHI HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-118873	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Capitol Landing Road

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 9, 2006, MHI Hospitality Corporation (the “Company”) completed, effective as of May 8, 2006, a revolving credit facility for up to $60 million (the “Credit Facility”) syndicated by Branch Banking & Trust Company (“BB&T”), as the Administrative Agent pursuant to a credit agreement effective as of May 8, 2006 (the “Credit Agreement”) among the Company, certain of its subsidiaries, BB&T and participating lenders including Key Bank National Association, Regions Bank and Manufacturers and Traders Trust Company. The Credit Facility replaces the Company’s existing $23.0 million revolving credit facility with BB&T. The Credit Facility has a term of four years, and our borrowings under the revolving credit facility are expected to bear interest at a rate equal to LIBOR plus additional interest ranging between 2.0% to 2.5%. In some circumstances, the revolving credit facility may bear interest at BB&T’s prime rate. The Credit Agreement also contains an uncommitted accordion facility pursuant to which we may be able to increase the total commitment under the revolving credit facility up to $75 million. Any amounts drawn under the revolving credit facility mature at the expiration of the facility. The revolving credit facility contains customary default provisions which could, subject to certain conditions, result in the acceleration of any amounts drawn under the revolving credit facility. The Company’s Philadelphia Airport Hilton Hotel and the Brownstone Holiday Inn will initially secure the facility.

The Credit Agreement contains customary negative covenants and financial covenants including interest coverage, total leverage and minimum net worth covenants.

The Company intends to use the line of credit to acquire or renovate properties and for working capital purposes. Properties acquired using proceeds of the revolving credit facility will also secure the revolving credit facility.

The Company expects the lenders to fund the Credit Facility on May 10, 2006, and the Company expects to borrow approximately $7.6 million, of which approximately $7.3 million will be used to repay principal under the existing BB&T revolving credit facility, and to pay accrued interest and approximately $300,000 to pay related fees and expenses.

BB&T was the lead underwriter for the Company’s initial public offering which closed on December 21, 2004.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated May 9, 2006 by MHI Hospitality Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2006

MHI HOSPITALITY CORPORATION

By:	/s/ Andrew M. Sims
Name:	Andrew M. Sims
Title:	President and Chief Executive Officer

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